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                                                                    Exhibit 1.02

                               Pricing Agreement

                                                                     May 9, 2003

WACHOVIA SECURITIES, INC.
As representative of the Underwriter named in Schedule I hereto
7 St. Paul Street
Baltimore, Maryland 21202

Ladies and Gentlemen:

         Federal Realty Investment Trust, a Maryland real estate investment trust (the "Company"), proposes, subject to the terms and conditions stated herein and in the Underwriting Agreement, dated May 9, 2003 (the "Underwriting Agreement"), between the Company on the one hand and Wachovia Securities, Inc., on the other hand, to issue and sell to the Underwriter named in Schedule I hereto (the "Underwriter") the Shares specified in Schedule II hereto (the "Designated Shares"). Each of the provisions of the Underwriting Agreement is incorporated herein by reference in its entirety, and shall be deemed to be a part of this Pricing Agreement to the same extent as if such provisions had been set forth in full herein; and each of the representations and warranties set forth therein shall be deemed to have been made at and as of the date of this Pricing Agreement, except that each representation and warranty which refers to the Prospectus in Section 2 of the Underwriting Agreement shall be deemed to be a representation or warranty as of the date of the Underwriting Agreement in relation to the Prospectus (as therein defined), and also a representation and warranty as of the date of this Pricing Agreement in relation to the Prospectus as amended or supplemented relating to the Designated Shares which are the subject of this Pricing Agreement. Each reference to the Representatives herein and in the provisions of the Underwriting Agreement so incorporated by reference shall be deemed to refer to you. Unless otherwise defined herein, terms defined in the Underwriting Agreement are used herein as therein defined. The Representative designated to act on behalf of the Underwriter of the Designated Shares pursuant to Section 12 of the Underwriting Agreement and the address of the Representative referred to in such Section 12 are set forth in Schedule II hereto.

         A supplement to the Prospectus relating to the Designated Shares, in the form heretofore delivered to you, is now proposed to be filed with the Commission.

         Subject to the terms and conditions set forth herein and in the Underwriting Agreement incorporated herein by reference, the Company agrees to issue and sell to the Underwriter, and the Underwriter agrees to purchase from the Company, at the Time of Delivery and place and at the purchase price to the Underwriter set forth in Schedule II hereto, the number of Initial Shares (as defined in Schedule II hereto) set forth opposite the name of such Underwriter in Schedule I hereto.

         In addition, subject to the terms and conditions set forth herein and in the Underwriting Agreement incorporated herein by reference, the Company hereby grants an option to the Underwriter to purchase up to the number of Option Shares (as defined in Schedule II hereto)

                                      I-1

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specified in Schedule II hereto at the place and purchase price to the
Underwriter set forth in Schedule II hereto and at the Option Closing Time specified by the Representative as provided below. The option hereby granted will expire at 11:59 p.m. (New York City time) on the 30th day after the date of this Pricing Agreement and may be exercised once, in whole or in part, for the purpose of covering over-allotments which may be made in connection with the offering and distribution of the Initial Shares upon notice by the Representative to the Company setting forth the number of Option Shares as to which the Underwriter is then exercising the option and the Option Closing Time for such Option Shares. Any such Option Closing Time shall be determined by the Representative but shall not be later than seven full business days after the exercise of such option nor in any event prior to the Time of Delivery. If the option is exercised as to all or any portion of the Option Shares, the Underwriter will be obligated to purchase that number of Option Shares and the Company shall be obligated to issue and sell such Option Shares to the Underwriter, in each case subject to the terms and conditions set forth herein and in the Underwriting Agreement incorporated by reference herein.

         This Pricing Agreement shall be governed by and construed in accordance with the laws of the State of New York.

                [REMAINDER OF THIS PAGE INTENTIONALLY LEFT BLANK]

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         If the foregoing is in accordance with your understanding, please sign and return this Pricing Agreement to us, and upon acceptance hereof by you, this Pricing Agreement and such acceptance hereof, including the provisions of the Underwriting Agreement incorporated herein by reference, shall constitute a binding agreement between the Underwriter and the Company.

                                Very truly yours,

                                FEDERAL REALTY INVESTMENT TRUST


                                By:/s/ DONALD C. WOOD
                                   --------------------
                                   Name: Donald C. Wood
                                   Title: President and Chief Executive Officer

Accepted as of the date hereof:

WACHOVIA SECURITIES, INC.,


By:/s/ MARK E. WAXMAN
   --------------------
   Name: Mark E. Waxman
   Title: Director

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                                   SCHEDULE I

                                                                                                Number of
                                                                                             Initial Shares
                           Underwriter                                                       to be Purchased
                           -----------                                                       ---------------
Wachovia Securities, Inc. ...........................................................           2,814,126

         Total ......................................................................           2,814,126

                                   SCHEDULE II

Title of Designated Shares:            Common Shares of Beneficial Interest

Number of Designated Shares:           3,236,244 shares.  The Designated Shares
                                       consist of an aggregate of 2,814,126
                                       Designated Shares (the "Initial Shares") that the Underwriter has agreed to purchase and that the Company has agreed to sell and an aggregate of up to 422,118
                                       Designated Shares (the "Option Shares")
                                       that the Underwriter has the option to
                                       purchase from the Company, all subject to the terms and conditions set forth in this Pricing Agreement and the
                                       Underwriting Agreement incorporated by
                                       reference herein.

Initial Offering Price to Public       $30.90 per share.
Per Share for Designated Shares

Purchase Price per Share for           $30.457 per share; provided, however,
Designated Shares to be Paid           that the purchase price per share for any
by the Underwriter                     Option Shares purchased by the
                                       Underwriter shall be reduced by an amount per share equal to the aggregate amount per share of any dividends or distributions declared, paid or payable with respect to the Initial Shares but not payable with respect to such Option
                                       Shares.


Specified funds for payment of         Wire transfer of immediately available
purchase price:                        funds.

Names and addresses of                 Wachovia Securities, Inc.
Representative:                        7 St. Paul Street
                                       Baltimore, Maryland  21202

Address for Notices, etc.:             Wachovia Securities, Inc.
                                       7 St. Paul Street
                                       Baltimore, Maryland  21202

Time of Delivery:                      9:00 a.m. (New York City time) on May 14,
                                       2003

Closing Location:                      Sidley Austin Brown & Wood LLP
                                       555 California Street
                                       San Francisco, California  94104

Place of Delivery of Designated        New York, New York
Shares:

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                                  SCHEDULE III

                       List of Persons Subject to Lock-Up

Mark S. Ordan

Donald C. Wood

Larry E. Finger

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